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                                                                  EXHIBIT 99.2


  TOWNE SERVICES, INC. TO ACQUIRE LEADER IN RETAIL INDUSTRY SERVICES - FORSEON
                                  CORPORATION

NORCROSS, Ga., March 26 /PRNewswire/ -- Towne Services, Inc. (Nasdaq: TWNE) today announced it has signed a definitive agreement for the acquisition of Forseon Corporation, one of the retail industry's leading providers of retail management systems and processing services.

Under the terms of the agreement, Towne will pay Forseon Corporation shareholders 2,075,345 shares of Towne common stock. The parties plan for the acquisition, which will be accounted for as a pooling of interests, to be completed by June 30, 1999, pending customary closing conditions. Management expects the acquisition to be accretive in the current year.

Drew Edwards, Chairman and CEO of Towne Services, Inc., commented, "This transaction adds specific value to our retail merchant customer base. It sets us apart from our competition in terms of what we bring to banks and retail merchants and further solidifies our product leadership position in the marketplace. It also improves our geographical penetration in the West Coast and Northeast regions of the US consistent with our speed to market strategy. We believe Forseon's retail management systems, services and team of analysts will be able to capitalize on Towne's rapidly expanding nationwide sales force and client relationships. In addition, Towne will be able to leverage Forseon's 43 years of retail expertise, 60 business analysts and approximately 1,500 retail merchants."

Based in Riverside, California, Forseon offers retail management systems, processing and services allowing retailers to optimize sales and inventory performance more quickly and accurately. By matching inventory dollars to customer demand, retailers can increase sales, minimize markdowns and achieve higher profit potential. The company was founded in 1955 and serves more than 1,500 retailers in the United States and Canada. Danny Paul, President and CEO of Forseon, commented, "In my 35 years of retail experience, I have observed that the critical challenges facing retailers are inventory and accounts receivable management. Forseon helps retailers with inventory management; Towne helps with accounts receivable management. Combined, both will work to improve cashflow and profitability."

Towne Services, Inc., based in Norcross, Georgia, develops and delivers small business programs that help community banks compete with larger financial institutions, attract and retain customers, increase market share, and generate a new source of fee income. Advantages to the bank customers include improved cash flow, automated accounts receivable functions and relief from billing and collection responsibilities. Towne Services' primary products are Towne Credit(SM), Towne Finances(SM) and CashFlow(SM) Manager.

This release contains several "forward-looking statements" concerning Towne's operations, performance, prospects, strategies and financial condition, including its future economic performance, intent, plans and objectives and the likelihood of success in developing and expanding its business. These statements are based upon a number of assumptions and estimates which are subject to significant uncertainties, many of which are beyond Towne's control. Words such as "may," "would," could," "will," "expect," "anticipate," "believe,"


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"intend," "plan," and "estimate" are meant to identify such forward-looking statements. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include: Towne's limited operating history and whether it will be able to achieve or maintain profitability; whether Towne can successfully integrate the businesses it acquires; whether Towne can attract and retain sales and marketing personnel or enter new marketing alliances to grow its business; whether Towne can successfully integrate acquired businesses and products; whether Towne can continue and manage growth or execute agreements with new customers; whether the market will accept new products and enhancements from Towne; increased competition; and other factors discussed in Towne's filings with Securities and Exchange Commission, including its registration statement on Form S-1 (No. 333-53341) as declared effective on July 30, 1998 and the "Risk Factors" section contained therein.

/CONTACT: Bruce Lowthers, SVP-Chief Financial Officer of Towne Services, 770-734-2680; or Janice J. Kuntz of Fleishman-Hillard, 404-659-4446, for Towne Services/